May 22, 2026 Baltimore Gas and Electric Company 2 Center Plaza 110 West Fayette Street Baltimore, MD 21201 Re: $500,000,000 Aggregate Principal Amount of 5.150% Notes due 2033 and $425,000,000 Aggregate Principal Amount of 6.050% Notes due 2056 Ladies and Gentlemen: We have acted as counsel to Baltimore Gas and Electric Company, a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of $500,000,000 aggregate principal amount of its 5.150% Notes due 2033 (the “2033 Notes”) and $425,000,000 aggregate principal amount of its 6.050% Notes due 2056 (the “2056 Notes” and together with the 2033 Notes, the “Notes”), covered by the Registration Statement on Form S-3, No. 333-277223-01 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (“Commission”) on February 21, 2024, under the Securities Act of 1933, as amended. The Notes were issued and sold by the Company pursuant to the Underwriting Agreement dated May 19, 2026 among the Company and Barclays Capital Inc., Credit Agricole Securities, Goldman Sachs & Co. LLC, SMBC Nikko Securities America, Inc and U.S. Bancorp Investments, Inc., as Representatives of the Underwriters named therein. We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Amended and Restated Charter of the Company, and (iii) the Bylaws of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to

Baltimore Gas and Electric Company May 22, 2026 Page 2 #4925-8047-8894 v1 originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties. Based upon and subject to the limitations and assumptions set forth herein, we are of the opinion that: 1. The Company is validly existing as a corporation in good standing under the laws of the State of Maryland; and 2. The Notes are legally issued and binding obligations of the Company enforceable against the Company in accordance with their respective terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law). We express no opinion as to the law of any jurisdiction other than the State of Maryland, the State of New York and the Federal laws of the United States. We hereby consent to the filing of this letter as Exhibit 5.1 to the Form 8-K, filed May 22, 2026, and to the use therein of this firm’s name therein under the caption “Legal Matters” in the Prospectus Supplement dated May 19, 2026 included in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. Very truly yours, /s/ BALLARD SPAHR LLP